               Consent of Independent Certified Public Accountants

     We have issued our report dated July 12, 2002 accompanying the financial statements of Insured Municipals Income Trust, 123rd Insured Multi-Series as of May 31, 2002, and for the period then ended, contained in this Post-Effective Amendment No. 11 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                              Grant Thornton LLP




Chicago, Illinois
September 24, 2002